EXHIBIT 11




                                 XILINX, INC.
               STATEMENT OF COMPUTATION OF NET INCOME PER SHARE
                   (in thousands, except per share amounts)




                                              Three Months Ended       Six Months Ended
                                          -------------  ----------  -----------  ----------
                                            Sept. 28,    Sept. 30,    Sept. 28,   Sept. 30,
                                          -------------  ----------  -----------  ----------
                                              1996          1995        1996         1995
                                          -------------  ----------  -----------  ----------
PRIMARY
Weighted average number of
     common shares outstanding                   72,853      70,922       72,515      70,710
Incremental common shares
     attributable to outstanding options          6,525       8,679        6,646       7,835
                                          -------------  ----------  -----------  ----------
Total shares                                     79,378      79,601       79,161      78,545
                                          =============  ==========  ===========  ==========
Net income                                $      21,218  $   29,826  $    53,710  $   35,374
                                          =============  ==========  ===========  ==========
Net income per share                      $        0.27  $     0.37  $      0.68  $     0.45
                                          =============  ==========  ===========  ==========

FULLY DILUTED
Weighted average number of
     common shares outstanding                   72,853      70,922       72,515      70,710
Incremental common shares
     attributable to outstanding options          6,874       9,214        6,821       8,402
                                          -------------  ----------  -----------  ----------
Total shares                                     79,727      80,136       79,336      79,112
                                          =============  ==========  ===========  ==========
Net income                                $      21,218  $   29,826  $    53,710  $   35,374
                                          =============  ==========  ===========  ==========
Net income per share                      $        0.27  $     0.37  $      0.68  $     0.45
                                          =============  ==========  ===========  ==========


NOTE:    The convertible debt is not included in the calculation of fully diluted net income per  share  since  their  inclusion  would  have  had  an  anti-dilutive  effect.

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